                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MARISA CHRISTINA, INCORPORATED
                (Name of Registrant as Specified in its Charter)

                         MARISA CHRISTINA, INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                         MARISA CHRISTINA, INCORPORATED
                              8101 Tonnelle Avenue
                         North Bergen, New Jersey 07047


                                                                   April 9, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Marisa Christina, Incorporated (the "Company"). This meeting will be held at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York City, New York at 10:00 AM, local time, on May 11, 2004.

      At the meeting, you are being asked to (i) elect eight directors to the Company's Board of Directors, each for one-year terms expiring at the 2005 Annual Meeting of Stockholders, and (ii) ratify the appointment of KPMG LLP as independent public accountants for the Company.

      The Board of Directors has unanimously approved these proposals and I urge you to vote in favor of these proposals and the other matters submitted to you for a vote at the meeting.

      Your vote is very important and I hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, I urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

                                                     Sincerely,


                                                     /s/ MICHAEL H. LERNER
                                                     --------------------------
                                                     MICHAEL H. LERNER
                                                     Chairman of the Board,
                                                     Chief Executive Officer
                                                     and President

                         MARISA CHRISTINA, INCORPORATED

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Marisa Christina, Incorporated:

      The 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Marisa Christina, Incorporated, (the "Company") a Delaware corporation, will be held at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York City, New York, on May 11, 2004 at 10:00 AM, local time, for the following purposes:

      (1) To elect eight directors to the Company's Board of Directors, each to hold office until their successors are elected at the 2005 Annual Meeting of Stockholders;

      (2) To ratify the appointment of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004; and

      (3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

      A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended December 31, 2003 also accompanies this Notice.

      The Board of Directors have fixed the close of business on April 2, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                           By order of the Board of Directors,



                                           /s/ S. E. MELVIN HECHT
                                           ----------------------------
                                           S. E. MELVIN HECHT
                                           Assistant Secretary

North Bergen, New Jersey
April 9, 2004

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                         MARISA CHRISTINA, INCORPORATED
                              8101 TONNELLE AVENUE
                         NORTH BERGEN, NEW JERSEY 07047

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Marisa Christina, Incorporated, (the "Company") a Delaware corporation, of proxies for use at the 2004 Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on May 11, 2004, and any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about April 9, 2004.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 2, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 7,295,065 shares of common stock, par value $.01 per share ("Common Stock"). Holders of Common Stock are entitled to notice of and to vote, one vote per share of Common Stock owned as of the Record Date at the Annual Meeting.

PROXIES

      Michael H. Lerner and S.E. Melvin Hecht, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Mr. Lerner is Chairman, Chief Executive Officer and President of the Company and Mr. Hecht is the Company's Vice Chairman, Chief Financial Officer, Treasurer and Assistant Secretary. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either
(i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

      The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereon is required to elect directors and to ratify the appointment of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.

      The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

      Each director of the Company holds office until his or her successor is duly elected and qualified unless or until his or her earlier death, resignation, retirement, disqualification or removal.

      The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

NOMINEES FOR ELECTION AS DIRECTORS                                BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
 NAME                              AGE                                        AND OTHER INFORMATION
 ----                              ---                                        ---------------------
Michael H. Lerner ..............    59                        Mr. Lerner joined the Company in August 1986, and has
                                                              served as Chief Executive Officer, President and Chairman
                                                              of the Board since that time. Prior to joining the Company,
                                                              Mr. Lerner was President of TFM Industries, Inc.
                                                              ("TFM"), a maker of moderate sportswear. He is also a
                                                              director of Apparel Ventures, Inc., an affiliate of The
                                                              Jordan Company, as well as a director of Educational
                                                              Housing Services, Inc.

S.E. Melvin Hecht, C.P.A .......    69                        Mr. Hecht joined the Company in December 1993, and has
                                                              served as Chief Financial Officer and Treasurer since that time. In April 1999, he was also named Vice Chairman of
                                                              the Board of Directors. From 1978 until 1991, Mr. Hecht
                                                              was a partner at Hertz, Herson & Company, certified public accountants and, since 1991, had served as a financial
                                                              consultant to various companies. Prior to 1978, Mr. Hecht
                                                              was an Executive Office Partner at Touche Ross & Co., a
                                                              predecessor company to Deloitte & Touche, LLP.

G. Michael Dees ................    50                        Mr. Dees joined the Company in September 1986, and has
                                                              served as a director of the Company and Executive Vice-
                                                              President of Design and Merchandising since that time. In
                                                              April 1999, he was named President of Marisa Christina
                                                              Apparel. Prior to joining the Company, Mr. Dees was
                                                              Divisional Merchandise Manager of ladies' sportswear
                                                              for Belk Stores, Inc.

NOMINEES FOR ELECTION AS DIRECTORS                                BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
 NAME                              AGE                                         AND OTHER INFORMATION
 ----                              ---                                         ---------------------
Robert Davidoff ................    77                        Mr. Davidoff has been a director of the Company since
                                                              1981. Mr. Davidoff is a Managing Director of Carl
                                                              Marks & Co., Inc., the general partner of CMNY Capital,
                                                              L.P. and CMNY Capital II, L. P., and Chairman and Chief
                                                              Executive Officer of CM Capital Corporation. Mr. Davidoff is also a director of Hubco Exploration, Inc., Rex Stores Corporation and
                                                              Access Integrated Technologies, Inc.

Lawrence D. Glaubinger .........    78                        Mr. Glaubinger has been a director of the Company since
                                                              1981. Mr. Glaubinger is President of Lawrence Economic
                                                              Consulting Inc. and a director of Leucadia National Corp.
                                                              Mr. Glaubinger is also Manager of Beegee Trading Company, LLC, a commodity trading company.


Brett J. Meyer .................    58                        Mr. Meyer has been a director of the Company since
                                                              October 1994. Mr. Meyer is a member of the law firm
                                                              Pryor, Cashman, Sherman & Flynn, LLP. Mr. Meyer has
                                                              acted as general counsel to the Company since 1986.
                                                              Mr. Meyer is a member of the Financial Management
                                                              Committee of the American Apparel & Footwear Manufacturers'
                                                              Association.

Barry S. Rosenstein ............    44                        Mr. Rosenstein has been a director of the Company since
                                                              October 1994. Mr. Rosenstein is the Managing Partner of
                                                              JANA Partners, LLC, a hedge fund which he founded in
                                                              2001. Mr. Rosenstein is also the Managing Partner of
                                                              Sagaponack Partners, L. P., a private investment
                                                              partnership, which he co-founded in 1996. Mr.
                                                              Rosenstein is also a director of Cobra, Inc. and Waterworks.

David W. Zalaznick .............    49                        Mr. Zalaznick has been a director of the Company since
                                                              1981. Mr. Zalaznick is a managing partner of The
                                                              Jordan Company L. P. and Jordan/Zalaznick Capital
                                                              Company, a private investment firm, which he
                                                              co-founded in 1982. Mr. Zalaznick is also a director of
                                                              Carmike Cinemas, Inc., Jordan Industries, Inc., Kinetek, Inc. and
                                                              several private companies.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that the following directors are independent in accordance with the requirements of The Nasdaq Stock Market:

         Robert Davidoff
         Lawrence D. Glaubinger
         Barry S. Rosenstein
         David W. Zalaznick

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      In 2003, there were 5 meetings of the Board of Directors (including regularly scheduled and special meetings). With the exception of Mr. Dees and Mr. Rosenstein who attended 60% of the meetings, during 2003, no director participated in fewer than 80% of the aggregate number of meetings and actions by written consent of the Board of Directors and the committees thereof on which he served.

      The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors has a Nominating Committee beginning in 2004.

      Audit Committee. The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's consolidated financial statements, as well as reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee is composed of Messrs. Glaubinger, Davidoff and Rosenstein. Messrs. Glaubinger, Davidoff and Rosenstein are independent (as independence is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee held 4 meetings in 2003. The Company's Board of Directors has adopted a written charter for the Audit Committee which was filed as an appendix to the Company's proxy in 2001. The Report of the Audit Committee is attached hereto as Exhibit A.

      Audit Committee Financial Experts. The Board of Directors has determined that Robert Davidoff and Barry S. Rosenstein, members of the Audit Committee, are each an Audit Committee financial expert.

      Compensation Committee. The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise the Board of Directors on other compensation and benefit matters. The Compensation Committee is composed of Messrs. Zalaznick, Davidoff and Glaubinger. The Compensation Committee held no meetings in 2003.

      Executive Committee. Except as expressly limited by applicable law or the Company's Amended and Restated Certificate of Incorporation, the Executive Committee exercises all the powers and authorities of the Board of Directors in the management of the business and affairs of the Company between meetings of the full Board of Directors. The Executive Committee is composed of Messrs. Lerner, Hecht and Zalaznick. The Executive Committee conferred by telephone on numerous occasions in 2003.

      Nominating Committee. The Board of Directors has created a nominating committee, details of which are found in the section named Nominations Process and Exhibit B.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company receive $8,000 per year for serving as a director. In addition, the Company reimburses directors for their travel and other expenses incurred in connection with attending meetings of the Board of Directors. Each Independent Director of the Company, as defined in the Company's Stock Option Plan (the "Stock Option Plan"), is also entitled to receive an option to purchase 5,000 shares of Common Stock upon his or her appointment to the Board of Directors, subject to the terms and conditions contained in the Stock Option Plan (such options being referred to as "Formula Options").

ADDITIONAL INFORMATION ABOUT MANAGEMENT AND THE BOARD OF DIRECTORS

      Other Business Relationships. Mr. Meyer is a member of the law firm Pryor, Cashman, Sherman & Flynn, LLP which has provided legal services to the Company in the last fiscal year.


                                   PROPOSAL 2:

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      Subject to stockholder ratification, the Board of Directors has appointed KPMG LLP as the independent public accountants for the Company. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

FEES

      Audit Fees. Aggregate fees billed for professional services rendered in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2003, including the review of the Company's consolidated financial statements included in the Forms 10-Q, were $89,500. Aggregate fees billed for professional services rendered in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2002, including the review of the Company's financial statements included in the Forms 10-Q, were $81,000.

      Audit Related Fees. No audit was performed of the Company's 401(k) Plan for the year ended December 31, 2003 and therefore there were no fees. Aggregate fees billed for professional services rendered in connection with the audit of the Company's 401(k) Plan for the year ended December 31, 2002 were $10,000.

      Tax Fees. Aggregate fees billed for professional services rendered in connection with the Company's tax services for the year ended December 31, 2003, primarily tax return preparation, were $38,500. Aggregate fees billed for professional services rendered in connection with the Company's tax services for the year ended December 31, 2002, primarily tax return preparation, were $38,000.

      All Other Fees. There were no aggregate fees billed for any other services for the year ended December 31, 2003, or for the year ended December 31, 2002.

PRE-APPROVAL POLICIES

All services provided by KPMG LLP in 2003 were, and all services to be provided by KPMG LLP in 2004 will be, permissible under applicable laws and regulations and have been, and will continue to be, pre-approved by the Audit Committee. In accordance with applicable law, the Company is required to disclose the non-audit services approved by the Audit Committee performed by KPMG. Non-audit services are defined as services other than those provided in connection with an auditor a review of the consolidated financial statements of the Company.

      The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of KPMG LLP.

      If stockholders do not ratify the appointment of KPMG LLP, other certified public accountants will be considered by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date, certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) each executive officer of the Company named in the table below under "Compensation of Executive Officers -- Summary Compensation Table" who beneficially owns Common Stock, (iii) all directors and executive officers of the Company as a group and
(iv) each person or entity known to the Company to own beneficially (directly or indirectly) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                              COMMON STOCK
                                                              BENEFICIALLY   PERCENTAGE
                        NAME                                    OWNED (1)   OWNERSHIP (1)
                        ----                                    ---------   -------------
DIRECTORS AND EXECUTIVE OFFICERS

Michael H. Lerner (2) .....................................     1,050,217     14.4%
S.E. Melvin Hecht .........................................        50,000        *
G. Michael Dees ...........................................       100,052      1.3
Robert Davidoff (3) .......................................       468,620      6.4
Lawrence D. Glaubinger ....................................       136,135      1.8
Brett J. Meyer (4) ........................................       102,500      1.4
Barry S. Rosenstein .......................................        49,900        *
David W. Zalaznick (5) ....................................       348,518      4.7

All Directors and Executive Officers as a Group (8 Persons)     2,305,942     31.6%

OTHER PRINCIPAL STOCKHOLDERS

Edwin Marks (6) ...........................................       785,988     10.7%
Marjorie Boas (7) .........................................       609,538      8.3
John W. Jordan II (8) .....................................       590,154      8.0
Dimensional Fund Advisors Inc. (9) ........................       396,900      5.4
Hummingbird Management LLC (10) ...........................       370,600      5.1

------------

* Denotes beneficial ownership of less than 1%.

(1) Rounded to the nearest tenth and calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, there were 7,295,065 shares of Common Stock issued and outstanding.

(2) Mr. Lerner's address is c/o Marisa Christina, Incorporated, 8101 Tonnelle Avenue, North Bergen, New Jersey 07047. Does not include 8,000 shares transferred by gift to Mr. Lerner's adult children in 1996, January 1997, February 1998,10,000 shares in March 1999 and April 2000 and 9,000 shares in September 2003.

(3)   Address is c/o Carl Marks & Co., 900 Third Avenue, New York, New York
      10022.

(4) Includes 16,000 shares of Common Stock owned by Mr. Meyer's wife, as to which Mr. Meyer disclaims beneficial ownership, and 14,000 shares of Common Stock owned in the name of Mr. Meyer's minor children, as to which Mr. Meyer has voting and investment power.

(5) Includes 14,833 shares of Common Stock owned by the Amy Y. Zalaznick 1995 Irrevocable Trust, 14,834 shares of Common Stock owned by the Jeffrey C. Zalaznick 1995 Irrevocable Trust, and 14,833 shares of Common Stock owned by the Samantha M. Zalaznick 1995 Irrevocable Trust. Mr. Zalaznick's wife is a trustee of each trust, and Mr. Zalaznick disclaims beneficial ownership of these shares. Address is c/o The Jordan Company, 767 Fifth Avenue, 48th Floor, New York, NY, 10153.

(6) Address is c/o CMCO, Inc., 900 Third Avenue, New York, New York 10022. Includes 415,219 shares of Common Stock owned by Mr. Marks' wife, as to which Mr. Marks shares voting and investment power, 10,000 shares owned by the Marks Family Foundation and 51,400 shares owned by CMCO, Inc.

(7)   Address is c/o Carl Marks & Co., 900 Third Avenue, New York, New York
      10022.

(8) Represents shares held by the John W. Jordan II Revocable Trust, of which Mr. Jordan is the sole trustee and beneficiary. Mr. Jordan's address is c/o The Jordan Company, 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(9)   Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(10)  Address is 135 East 53rd Street, 55th Floor, New York, NY 10022.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                                                                                                           Number of securities
                                                                                                         remaining available for
                                       Number of securities to be                                          issuance under equity
                                        issued upon exercise of        Weighted-average exercise      compensation plans (excluding
                                     outstanding options, warrants   price of outstanding options,        securities reflected in
                                              and rights                 warrants and rights                    column (a))
 Plan Category                                   (a)                             (b)                                (c)
 -------------                                   ---                             ---                                ---
Equity compensation plans
  approved by security holders                756,450                               $1.68                          138,460
Equity compensation plans not
  approved by security holders                      0                                   0                               0

    Total                                     756,450                               $1.68                          138,460


COMPENSATION OF EXECUTIVE OFFICERS

      Summary Compensation Table

      The following table sets forth a summary of certain information regarding compensation paid or accrued by the Company for services rendered to the Company for the fiscal year ended December 31, 2003, and the two prior fiscal years, paid or awarded to those persons who were, at December 31, 2003: (i) the Company's chief executive officer and (ii) the Company's two most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers"), some of which received the same remuneration during the fiscal year ended December 31, 2003. The Company had no other executive officers. Information for prior years is omitted in accordance with the rules of the SEC.

                                                                                                                   Long-Term
                                                                             Annual Compensation                  Compensation
                                                            --------------------------------------------------- ------------------
                                                                                                 Other Annual      Securities
                    Name and Principal Position             Year       Salary(1)      Bonus(2)  Compensation(3) Underlying Options
                    ---------------------------             ----       ---------      --------  --------------- ------------------
Michael H. Lerner ........................................  2003        $414,827        $  --        $  --               --
  Chairman, President and Chief Executive Officer           2002         500,000        $  --        $  --           80,000
                                                            2001         500,000        $  --        $  --               --

S.E. Melvin Hecht ........................................  2003        $250,000        $  --        $  --               --
  Vice Chairman of the Board , Chief                        2002         250,000        $  --        $  --           47,000
    Financial Officer and Treasurer                         2001         250,000        $  --        $  --               --

G. Michael Dees ..........................................  2003        $300,000        $  --        $  --               --
  President - Marisa Christina Apparel                      2002         300,000        $  --        $  --           47,000
                                                            2001         300,000        $  --        $  --               --

----------
(1)   Includes amounts deferred under the Company's 401(k) plan.

(2) The Company grants each of the Named Executive Officers a discretionary annual bonus based on the profitability of operations and other criteria determined by the Board of Directors. See "-- Board of Directors Compensation Committee Report on Executive Compensation."

(3) For the periods indicated, no executive officer named in the table received any Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of Annual Salary and Bonus reported for him or her in the two preceding columns.

Aggregate Option/SAR Exercises in Fiscal 2032 and Year-End Option/SAR Values

      The following table summarizes certain information with respect to the exercises of Company stock options by each of the Named Executive Officers and the value of year-end options beneficially owned by each of the Named Executive Officers.

                                                     Number of Securities        Value of Unexercised
                                                   Underlying Unexercised       In-the-Money Options at
                                                 Options at December 31, 2003    December 31, 2003 (1)
                                                  --------------------------- ---------------------------
                   Shares Acquired       Value
Name                 on Exercise        Realized  Exercisable   Unexercisable Exercisable   Unexercisable
----                 -----------        --------  -----------   ------------- -----------   -------------
Michael H. Lerner         --               --        80,000        80,000        $2,720        $10,880
S.E. Melvin Hecht         --               --        92,400        47,600         1,598          6,392
G. Michael Dees           --               --        91,400        48,600         1,598          6,392

(1) The option exercise price for all options granted prior to 2001 was $1.88 per share and for options granted in 2002 was $1.43. The closing market price for the Common Stock on December 31, 2003 was $1.60. The above valuations reflect the actual valuation of unexercised options as the value of unexercised options fluctuates with market activity.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Compensation Philosophy. The Compensation Committee has devoted considerable attention to developing the Company's compensation philosophy which embodies four primary objectives:

      1. to provide incentives based on value delivered to the Company's stockholders and customers;

      2.    to clearly connect individual executive pay action with performance;

      3. to maintain a system of rewards that is competitive with industry standards; and

      4.    to attract, motivate and retain executives of the highest quality.

      The Company's compensation programs reflect the Compensation Committee's commitment to the mission, values and performance of the Company. Continuous review and refinement of the Company's compensation practices in response to the changing business environment will serve to reinforce this commitment.

      The most important performance yardstick in the Company's compensation program is the Company's ability to deliver long-term value to stockholders through appreciation in share price, cash flow and earnings. On an ongoing basis, the Compensation Committee will test and refine the compensation program to ensure a high correlation between the level of compensation and these measures. Achieving desirable stockholder returns over a sustained period of time requires management's attention to a number of financial, operational and strategic elements which enables the Company to focus on the on-going requirements of the customer. The Company's compensation program, therefore, focuses executives on actions that directly impact stockholder return and serve the needs of the Company's customers.

      The Compensation Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. The Compensation Committee relies on data from benchmark companies within the apparel industry to assess the Company's relative performance and compensation levels. Benchmark companies are selected by meeting multiple criteria including product lines, markets served, revenue size, revenue source and comparable operations. Consistent with the Compensation Committee's objectives, the Compensation Committee will position its executive compensation targets competitively with the benchmark companies. Annual executive compensation will be below, at or above the competitive target depending on individual and Company performance.

      The Compensation Committee strongly believes that incentive compensation should only be awarded for commensurate performance. The Compensation Committee has approved compensation plans which include high minimum levels of performance to ensure that incentives are paid only when truly earned. The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on a rigorous annual performance evaluation process.

      Description of Compensation Programs. The Company's executive compensation program has three components: base salary, annual incentives and long-term incentives. Base salary and annual incentives are primarily designed to reward current performance. Long-term incentives are primarily designed to provide strong incentives for long-term future performance for executive officers and employees.

            1. Base Salary. Base salaries are set at levels sufficient to attract and retain qualified executives. To accomplish these goals, the Compensation Committee has generally targeted base salaries within a competitive range of average base salaries for similar positions in benchmark companies within the apparel industry. Aggregate base salary increases are intended to parallel increases in the pay levels of the apparel industry as a whole. Individual executive salary increases will strongly reflect the individual's level of performance and, to a lesser extent, trends within the apparel industry.

            2. Annual Incentive. The Compensation Committee reviews and approves an executive bonus plan each year. Bonus payments have generally depended on the Company's performance in achieving revenue, profitability and other operating objectives, the scope of that officer's responsibility, and other significant corporate objectives. Individual performance is also considered in determining bonuses.

            3. Long-Term Incentives. The Company's current method of providing long-term incentive compensation opportunities to its employees is through the use of stock options. The Stock Option Plan allows for the awarding of incentive stock options, non-qualified stock options and stock appreciation rights. The purposes of the Stock Option Plan are to encourage ownership of Common Stock by officers and other key employees of the Company and its subsidiaries, to attract and retain highly qualified personnel for positions of substantial responsibility and to provide additional incentive to promote the success of the Company's business. The incentive provided executives under the Stock Option Plan is directly related to increases in the value of the Company to all stockholders, as measured by the trading price of the Common Stock. The factors considered in determining the size of grants include, but are not limited to, length of service to the Company, performance, contribution to the development of the Company, dedication, and loyalty.

      Compensation Deductible under Section 162(m) of the Internal Revenue Code. On August 10, 1993, the Revenue Reconciliation Act of 1993 (the "Act") was enacted. The Act amended the Code by adding Section 162(m), which eliminates the deductibility of most cash and noncash compensation over $1 million paid to certain "covered employees" (generally defined as a corporation's chief executive officer and its four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation. Grants of stock options under the Stock Option Plan will not be considered compensation subject to the Section 162(m) limitation.

      During the fiscal year ended December 31, 2003, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in some future year some portion of the compensation paid to the Company's chief executive officer and its five other highest compensated employees will not be tax deductible under Section 162(m). The Lerner Employment Agreement has been structured to take into account Section 162(m). If the compensation of any of the Company's other affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

                                          COMPENSATION COMMITTEE,

                                          David W. Zalaznick
                                          Robert Davidoff
                                          Lawrence D. Glaubinger

      The report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

PERFORMANCE GRAPH

      The following graph compares the Company's cumulative total stockholder return on its Common Stock since December 29, 1998, with the cumulative total return of the S&P 500 and the S&P Textile & Apparel Index. Cumulative total returns are calculated assuming that $100 was invested on December 29, 1998, in each of the Common Stock, the S&P 500 and the S&P Textile & Apparel Index, and the reinvestment of all dividends, if any.

      The price of the Common Stock ranged from a low of $1.00 to a high of $2.49 during the period of January 1, 2003 through December 31, 2003.

                Marisa Christina S&P 500 S&P Textile and Apparel

         12/31/98                100            100                100
         12/31/99        130.5555556        119.526        73.19228609
         12/31/00        130.5555556        107.407        85.24620858
         12/31/01        51.38888889        93.3983        39.78655682
         12/31/02        90.27777778        71.5749        57.51357424
         12/31/03        111.1111111        90.4566        76.46882606

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Zalaznick, Davidoff and Glaubinger served as members of the Company's Compensation Committee during the year ended December 31, 2003.

PROXY SOLICITATION EXPENSE

      The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in for warding proxy material to their principals.

                               NOMINATIONS PROCESS

GENERAL

      The Board of Directors has a nominations committee ("Committee"). All selections for members of the board of directors are made by the Committee in accordance with the requirements of The Nasdaq Stock Market, Inc. The Committee has a written charter that governs the nominations process and other related matters as may be required under the federal securities laws. A copy of this charter is attached as Exhibit B.

NOMINATION OF DIRECTORS

      Directors may be nominated by the Committee or by shareholders in accordance with the Bylaws of the Company. As a matter or course, the Committee will review the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the board of directors. The Committee will review all proposed nominees for the board of directors, including those proposed by shareholders, in accordance with the mandate contained in the charter. This will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Committee determine are relevant in light of the needs of the Board of Directors and the Company. The Committee will select qualified candidates and review its recommendations with the entire board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.

      The Company does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

      Each nominee for election as a director is either an executive officer of the Company or is standing for reelection.

      For a shareholder to submit a candidate for consideration by Committee, a shareholder must notify the Company's assistant secretary. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2005 Annual Meeting, a shareholder must notify the Company's assistant secretary no later than January 5, 2005. Notices should be sent to: Assistant Secretary, Marisa Christina, Inc., 8101 Tonnelle Avenue, North Bergen, NJ 07047. In either case, the notice must meet all of the requirements contained in our Bylaws.

      The notice must set forth:

      - the name, age, business address and residence address of the proposed nominee and the person submitting the proposed nominee;

      - a representation that the person submitting the proposed nominee is a holder of record of stock in the Company and entitled to vote at the annual meeting of stockholders;

      -     the principal occupation or employment of the proposed nominee;

      - any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

      - any other information the shareholder believes is relevant concerning the proposed nominee;

      - a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

      - whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Committee;

      - the name and record address of the shareholder who is submitting the notice;

      - the class or series and number of voting shares of the Company which are owned of record or beneficially by the shareholder who is submitting the notice;

      - a description of all arrangements or understanding between the shareholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder who is submitting the notice;

      - if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

      - any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The presiding officer of the annual meeting of stockholders shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedures and any such nomination not properly brought before the meeting will not be considered.

                          COMMUNICATING WITH THE BOARD

      Shareholders may communicate directly with the board of directors. All communications should be directed to the Company's assistant secretary at:
Marisa Christina, Inc., 8101 Tonnelle Avenue, North Bergen, NJ 07047 and should prominently indicate on the outside of the envelope that it is intended for the board of directors. Each communication intended for the board of directors and received by the assistant secretary, which is related to the operation of the Company and is not otherwise commercial in nature, will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

    ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF
                                  SHAREHOLDERS

      The Company encourages each member of the board of directors to attend each annual meeting of shareholders. Six directors attended the annual meeting of shareholders held on May 8, 2003.

STOCKHOLDER PROPOSALS

      Proposals of stockholders must be received in writing by the Secretary of the Company no later than 120 days in advance of the first anniversary of the date of the mailing of this proxy statement in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders.

      If a stockholder desires to submit a proposal for consideration at the 2005 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than December 7, 2004. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2005 Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the 2005 Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the 2005 Annual Meeting of Stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2005 Annual Meeting of Stockholders will not be considered.

SECTION 16(a) REPORTS

      Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than ten percent of the outstanding common stock to file reports of ownership and changes in beneficial ownership of the common stock with the Securities and Exchange Commission and to send copies of those reports to us. Based solely on a review of those reports and amendments thereto furnished to us and on representations made to us by our directors and executive officers, we believe that no such person failed to file any such report or report any transactions on a time basis during 2003.

OTHER BUSINESS

      The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting, provided a quorum is present or such greater vote as may be required under the Certificate of Incorporation, the Company's Amended and Restated By-laws or the General Corporation Law of the State of Delaware.

                                   By order of the Board of Directors,


                                   /s/ S. E. MELVIN HECHT
                                   ---------------------------
                                   S. E. MELVIN HECHT
                                   Assistant Secretary

North Bergen, New Jersey
April 9, 2004

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                                                       EXHIBIT A

                        REPORT OF THE AUDIT COMMITTEE OF
                THE BOARD OF DIRECTORS OF MARISA CHRISTINA, INC.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company' s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standard Board.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held four meetings during 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board and shareholder approval, the selection of the Company's independent auditors.

                                         AUDIT COMMITTEE,


                                         Robert Davidoff
                                         Lawrence D. Glaubinger
                                         Barry S. Rosenstein

                                                                       EXHIBIT B

                         MARISA CHRISTINA, INCORPORATED

                          NOMINATING COMMITTEE CHARTER

A. NAME

      There shall be a committee of the Board of Directors (the "Board") of Marisa Christina, Incorporated (the "Company") which shall be called the Nominating Committee.

B. PURPOSE

      As described in detail below, the purpose of the Nominating Committee shall be to (1) identify and recommend Director nominees and (2) deal with corporate governance matters impacting the Company.

C. ORGANIZATION AND PROCEDURE

      The Nominating Committee shall consist of no fewer than two members. Each member of the Nominating Committee shall satisfy the independence requirements set forth in The NASDAQ Stock Market, Inc. rules, as amended from time to time and as interpreted by the Board in its business judgment.

      The Board shall appoint the members of the Nominating Committee, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Nominating Committee shall serve until their successors are appointed and qualify. Unless a Chairperson is elected by the full Board, the members of the Nominating Committee may designate a Chairperson by majority vote of the full committee membership.

      The Board shall have the power at any time to change the membership of the Nominating Committee and to fill vacancies in it. Except as expressly provided in this Charter or the By-laws of the Company, the Nominating Committee shall fix its own rules of procedure.

D. COMMITTEE RESPONSIBILITIES

            Board Nominees. Identify and recommend Director nominees to fill expiring and vacant Board seats.

            Committee Recommendations. Make recommendations to the Board with respect to the directors to serve on committees of the Board.

            Code of Business Conduct and Ethics. Develop and recommend to the Board a Code of Business Conduct and Ethics that should be adopted by the Board; consider and grant any requests for waivers from the Company's Code of Business Conduct and Ethics; and review and reassess as appropriate the adequacy of the Code of Business Conduct and Ethics.

            Advisor to Board. Serve in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Company and the conduct of the Board.

            Retain Advisors. Obtain advice and assistance from internal or external legal, accounting or other advisors as appropriate.

            Delegation. Form and delegate authority to subcommittees when appropriate.

            Board Reports. Report periodically to the Board on its meetings and other activities.

                                     PROXY
                         MARISA CHRISTINA, INCORPORATED
              8101 TONNELLE AVENUE, NORTH BERGEN, NEW JERSEY 07047

                                                         THIS PROXY IS SOLICITED
                                                            ON BEHALF OF THE
                                                           BOARD OF DIRECTORS

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2004

   The undersigned stockholder(s) hereby appoint(s) Michael H. Lerner and S.E. Melvin Hecht, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Marisa Christina, Incorporated held of record as of April 2, 2004, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Marisa Christina, Incorporated to be held on May 11, 2004 at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York City, New York, at 10: 00 AM local time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS

         [ ]  FOR ALL NOMINEES LISTED BELOW             [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL
      (EXCEPT AS MARKED TO THE CONTRARY BELOW)           NOMINEES LISTED BELOW

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        Michael H. Lerner                      S.E. Melvin Hecht                      Brett J. MEYER
        Robert Davidoff                        Barry S. Rosenstein                    G. Michael Dees
        Lawrence D. Glaubinger                 David W. Zalaznick

                 (continued, and to be signed, on reverse side)

                          (continued from other side)

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OF STOCKHOLDERS.

             [ ] FOR             [ ] AGAINST

   This proxy, when properly executed, will be voted in the manner directed herein by the under signed stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

                                                 Please sign exactly as the name
                                              appears on your stock certificate.
                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give title as
                                              such. When signing as a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. If you
                                              sign for a partnership, please
                                              sign in partnership name by an
                                              authorized person.

                                              DATED                       , 2004

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature (if held jointly)

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.